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                                   Exhibit 21



                              List of Subsidiaries
                              --------------------



1.       Reynolds, Smith and Hills CS, Incorporated
         (a Florida corporation)

2.       Lemuel Ramos and Associates, Inc.
         (a Florida corporation)

3.       RS&H Architects-Engineers-Planners, Inc.
         (a North Carolina corporation)

                                       33